UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2022

Credo Technology Group Holding Ltd
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41249	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Maples Corporate Services, Limited, PO Box 309, Ugland House Grand Cayman, KY1-1104, Cayman Islands	N/A
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 664-9329
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $0.00005 per share	CRDO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
On January 31, 2022, Credo Technology Group Holding Ltd, a Cayman Islands exempted company (the “Company”), completed an initial public offering (the “IPO”) of 20,000,000 of its ordinary shares, par value $0.00005 per share (the “Shares”), at a public offering price of $10.00 per share, pursuant to a registration statement on Form S-1, as amended (Registration No. 333-261982) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Company sold 18,383,800 Shares and certain existing shareholders sold an aggregate of 1,616,200 Shares. On January 26, 2022, in connection with the IPO, the Shares were registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Shares are listed on The Nasdaq Global Select Market under the trading symbol “CRDO.”
Item 1.02    Termination of a Material Definitive Agreement.
Right of First Refusal and Co-Sale Agreement
The Company was party to an amended and restated right of first refusal and co-sale agreement (the “ROFR”) with its founders and certain of its investors, including its 5% holders and certain of its directors and their affiliated entities. The ROFR granted the Company and certain eligible investors with a right to purchase ordinary shares proposed to be sold by any of its founders, subject to certain exceptions. The ROFR terminated in connection with the IPO.
Voting Agreement
The Company was party to an amended and restated voting agreement under which its founders and certain of its investors, including its 5% holders and certain of its directors and their affiliated entities, agreed as to the manner in which they would vote their shares, including with respect to the election of directors. The voting agreement terminated in connection with the IPO.
Item 3.03    Material Modification to Rights of Security Holders.
The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As previously contemplated by the disclosure in the Registration Statement, the Company took the following actions in connection with the closing of the IPO (the “Closing”) on January 31, 2022.
Conversion of Outstanding Preferred Shares
Immediately prior to the Closing, all of the Company’s outstanding Series A convertible preferred shares, Series B convertible preferred shares, Series C convertible preferred shares, Series D convertible preferred shares and Series D+ convertible preferred shares (collectively, the “Preferred Shares”) automatically converted into ordinary shares on a one-for-one basis, and such Preferred Shares were cancelled, retired and eliminated from the shares that the Company is authorized to issue and shall not be reissued by the Company.
Amendment and Restatement of Memorandum and Articles of Association
On January 31, 2022, the Company filed an amended and restated memorandum and articles of association (the “A&R M&A”) with the Registrar of Companies of the Cayman Islands, which became effective immediately prior to the Closing. The Company’s board of directors and shareholders previously approved the A&R M&A to be effective immediately prior to the Closing. The A&R M&A is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A description of certain provisions of the A&R M&A is included in the Registration Statement in the section titled "Description of Share Capital."
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Memorandum and Articles of Association of Credo Technology Group Holding Ltd

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Credo Technology Group Holding Ltd

Date: January 31, 2022	/s/ William Brennan
William Brennan
President and Chief Executive Officer